EX-99.2

Contact:	Press:	Or
	Ann Charles		Steve Sumner
	Viewpoint Corporation		Weber Shandwick
	212-201-0821		212-445-8475
	acharles@viewpoint.com		ssumner@webershandwick.com

VIEWPOINT CORPORATION CHANGES NAME TO ENLIVEN MARKETING
TECHNOLOGIES CORPORATION

New Brand Reflects Company's Strategic Vision and Leadership in Internet Marketing
Technology Solutions Market

New York, NY, December 18, 2007 – Viewpoint (NASDAQ: VWPT), a leading Internet marketing technology company, today unveiled its new corporate brand, Enliven Marketing Technologies Corporation (NASDAQ: ENLV). Enliven Marketing Technologies will focus on the creative delivery of interactive Premium Rich Media (PRM) solutions for the emerging markets of rich media display advertising, mobile marketing, in-game advertising, and 3D widget marketing. The name change better reflects the company’s new positioning as an industry leader with cutting edge technology solutions for marketers, brands and agencies in the rich media and creative space. The company name change was approved by shareholders, with over 99% of voted shares in support of the name change. The new company name will take effect on January 1, 2008. To support the new brand name and positioning, Enliven will launch a fully integrated marketing plan in Q1 2008 including a new corporate website.

Over the past two years, Viewpoint has broadened its focus to provide marketers and agencies with a flexible and robust suite of Internet marketing tools that will allow companies to take full advantage of the industry move toward interactive digital marketing. The company has integrated its client side and server side technology to provide unique rich media products and solutions for marketers. The company’s Internet Marketing Technology Platform is built to allow marketers to reach customers with rich, relevant, and visually powerful content through the Web, mobile phones, and branded games.

As part of its growth strategy, in 2007 the company completed the build phase of its evolution which involved enhancing its technology platform and growing the company’s internet technologies through organic as well as strategic acquisitions. The most recent corporate acquisition was Springbox, a successful interactive creative marketing firm with expertise in digital Web marketing and content management technology.

“Over the past two years, we have fine tuned our technology and transformed our business model to successfully meet the needs of customers in this high growth industry,” said Patrick Vogt, CEO of Viewpoint. “As we continue to increase our capabilities in the Premium Rich Media space, we are now at a critical inflection point in our growth which makes this the ideal time to relaunch the company with a new brand name. We have all the technology, products, tools and service solutions in place to experience significant growth in the near future. Our new corporate structure will also provide a competitive edge to develop and retain customers by cross-selling and up-selling all of the digital products and solutions we offer."

ABOUT VIEWPOINT

Viewpoint is a leading Internet Marketing Technology Company, offering Internet marketing and online advertising solutions through a powerful combination of proprietary visualization technology and expertise in the creation, delivery and reporting of Premium Rich Media. Viewpoint’s family of brands includes Unicast, the Online Advertising and Technology Group, and Springbox, the Digital Marketing Solutions Group. Viewpoint's technology and online advertising solutions are behind the online presence of some of the world's most esteemed brands, including AOL, GE, Sony, and Toyota. More information on Viewpoint can be found at www.viewpoint.com.

The company has approximately 140 employees with offices in New York, NY, Los Angeles, CA, Austin, TX and London, England.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in Viewpoint's filings and reports on file with the Securities and Exchange Commission, as well as, the lack of assurances that Viewpoint will experience significant growth in the near future.

Copyright © 2007 Viewpoint Corporation. All Rights Reserved. Viewpoint, Unicast, Enliven and Springbox are trademarks or registered trademarks of Viewpoint Corporation.

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